EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of American Boarding Company (the “Company”) on Form 10-Q for the period ending March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Reza Noorkayhani, Chief Executive Officer and, Joseph Marshall, Chief Operations Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 9, 2014	By:	/s/ Reza Noorkayhani
Reza Noorkayhani
Chief Financial Officer Principal Accounting Officer, Secretary, Treasurer and Director (Principal Executive and Financial Officer)

Dated: May 9, 2014	By:	/s/ Joseph Marshall
Joseph Marshall
Chief Operations Officer